As filed with the Office of the Securities and Exchange Commission on July 29, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVERGATE CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Maryland	33-0227337
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4250 Executive Square, Suite 300, La Jolla, California 92037
(858) 362-6300
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Alan J. Lane
President and Chief Executive Officer
Silvergate Capital Corporation
4250 Executive Square, Suite 300, La Jolla, California 92037
(858) 362-6300
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Kevin M. Houlihan, Esq.
William H. Levay, Esq.
Holland & Knight LLP
800 17th Street,
NW Suite 1100
Washington, DC 20006
(202) 469-5269

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Silvergate Capital Corporation
1,221,217 Shares
Class A Common Stock
This prospectus relates to the resale of up to 1,221,217 shares of our Class A common stock, par value $0.01 per share, of Silvergate Capital Corporation. (“our,” “we,” “us,” the “Company” or “Silvergate”), by the selling stockholders named in the section titled “Selling Stockholders” of this prospectus. The selling stockholders acquired these shares pursuant to an Asset Purchase Agreement, or the Purchase Agreement, by and among the Company and the Libra Association, a Swiss association, or Libra, Diem Networks US HoldCo, Inc., a Delaware corporation that is a subsidiary of Libra, or Diem US HoldCo, Diem Networks US, Inc., a Delaware corporation that is a subsidiary of Diem US Holdco, Diem Networks II LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Libra, or Diem II, Diem LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Diem II, or Diem III and Diem Networks LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Diem III. We are registering the resale of our securities as required by the Registration Rights Agreement entered into concurrently with the Purchase Agreement.
The selling stockholders may sell shares of our Class A common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.
Our registration of the shares of Class A common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. This prospectus describes the general manner in which our shares of Class A common stock may be offered and sold by the selling stockholders. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. If necessary, the specific manner in which our shares of Class A common stock may be offered and sold will be described in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any amendment or supplement to this prospectus. You should read this prospectus and any amendment or prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “SI.” The last reported sale price of our Class A common stock on July 27, 2022, was $88.18 per share.
You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” beginning on page 1 of this prospectus and “Where You Can Find More Information” beginning on page 2 of this prospectus, before you make your investment decision.
Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus and beginning on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, and the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we subsequently file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE SECURITIES OFFERED HEREBY WILL BE EITHER OUR EQUITY SECURITIES OR UNSECURED OBLIGATIONS OF OUR COMPANY AND WILL NOT BE DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SILVERGATE CAPITAL CORPORATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

The date of this Prospectus is July 29, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. This prospectus covers the resale by the selling stockholders identified in the prospectus of up to an aggregate of 1,221,217 shares of our Class A common stock, $0.01 par value per share.
Each time any selling stockholder named herein sells shares our Class A common stock under the registration statement of which this prospectus is a part, such selling stockholder, if required by law, will provide a copy of this prospectus and any applicable prospectus supplement. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
The selling stockholders may offer and sell Class A common stock directly to purchasers, through agents selected by the selling stockholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of Class A common stock offered hereby. See “Plan of Distribution.”
We have not authorized, and no selling stockholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Silvergate,” “the Company,” “the Corporation,” “we,” “us,” “our” and similar terms refer to Silvergate Capital Corporation and its wholly owned subsidiary, Silvergate Bank, which we sometimes refer to as “Silvergate Bank,” “the Bank” or “our Bank,” and references to “common stock” refer to our Class A common stock.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file the document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Annual Report on Form 10-K for the year ended December 31, 2021;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

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Current Reports on Form 8-K filed on February 4, 2022 (except for information furnished pursuant to Item 7.01), March 16, 2022 (except for information furnished pursuant to Item 7.01), and June 16, 2022;

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Annual meeting proxy statement filed on April 14, 2022 (only those portions that have been incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021);

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Description of our capital stock set forth in Exhibit 4.8 of our Annual Report on Form 10-K for the year ended December 31, 2021 and any amendment or report filed with the SEC for the purposes of updating such description; and

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Description of the depositary shares each representing 1/40th interest in a share of our 5.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on August 4 2021, including any subsequently filed amendments and reports updating such description.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that we “furnish” to the SEC under Items 2.02 or 7.01 of any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Silvergate Capital Corporation, Chief Legal Officer, 4250 Executive Square, Suite 300, La Jolla, California 92037. Telephone requests should be directed to the Chief Legal Officer at (858) 362-6300.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act to register the offer and sale of the Class A common stock hereby.
This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and Class A common stock covered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.silvergate.com, as well as through document retrieval services.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained, or incorporated by reference, in this prospectus and in any prospectus supplement may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of The Private Securities Litigation Reform Act of 1995.
These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. In some cases, you can identify these forward-looking statements by words like “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those words and other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. You should bear this in mind when reading this prospectus and not place undue reliance on these forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
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the success of the digital currency industry, the development and acceptance of which is subject to a high degree of uncertainty, as well as the continued evolution of the regulation of this industry and uncertainty of adoption of digital currencies;

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the success of the digital currency initiative and our ability to implement aspects of our growth strategy;

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the concentration of our depositor relationships in the digital currency industry generally and among digital currency exchanges in particular;

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our ability to grow or sustain our low-cost funding strategy related to the digital currency initiative;

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system failure or cybersecurity breaches of our network security;

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our ability to keep pace with rapid technological changes in the industry or implement new technology effectively;

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our reliance on third-party service providers for core systems support, informational website hosting, internet services, online account opening and other processing services;

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our reliance on third party custodians to hold bitcoin in connection with our SEN Leverage product;

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economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry and/or our business;

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increased competition in the financial services industry, particularly from regional and national institutions;

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credit risks, our ability to manage our credit risk effectively and the potential deterioration of the business and economic conditions;

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results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses or to write-down assets;

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changes in the value of collateral securing our loans;

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our ability to protect our intellectual property and the risks we face with respect to claims and litigation initiated against us;

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our dependence on our management team and changes in management composition;

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the effectiveness of our internal control over financial reporting and our ability to remediate any future material weakness in our internal control over financial reporting;

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the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals;

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potential exposure to fraud, negligence, computer theft and cyber-crime and other disruptions in our computer systems relating to our development and use of new technology platforms;

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the adequacy of our risk management framework;

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our involvement from time to time in legal proceedings, examinations and remedial actions by regulators;

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changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary, digital currency and fiscal matters;

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the financial soundness of other financial institutions; and

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natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.
The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before making an investment decision. Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains, and any prospectus supplement may also contain, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement.
ABOUT SILVERGATE CAPITAL CORPORATION
Silvergate Capital Corporation is the holding company for our wholly owned subsidiary, Silvergate Bank, which we believe is the leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry. We leverage our technology platform and our management team’s expertise to develop solutions for many of the largest U.S. digital currency exchanges and investors around the globe. Our solutions are built on our deep-rooted commitment and proprietary approach to regulatory compliance.

Key to our leadership position and growth strategy is the Silvergate Exchange Network, or the SEN, our proprietary, virtually instantaneous payment network for participants in the digital currency industry which serves as a platform for the development of additional products and services. The SEN has a powerful network effect that makes it more valuable as participants and utilization increase. The SEN has enabled us to significantly grow our noninterest bearing deposit product for digital currency industry participants, which has provided the majority of our funding over the last four years. This unique source of funding is a distinct advantage over most traditional financial institutions and allows us to generate revenue from a conservative portfolio of investments in cash, short term securities and certain types of loans that we believe generate attractive risk-adjusted returns. In addition, use of the SEN has resulted in an increase in noninterest income that we believe will become a valuable source of additional revenue as we develop and deploy fee-based solutions in connection with our digital currency initiative. We are also evaluating additional products or product enhancements specifically targeted at providing further financial infrastructure solutions to our customers and strengthening SEN network effects.
The Company’s assets consist primarily of its investment in Silvergate Bank and its primary activities are conducted through Silvergate Bank. The Company is a registered bank holding company that is subject to supervision by the Board of Governors of the Federal Reserve System, or the Federal Reserve. Silvergate Bank is subject to supervision by the California Department of Financial Protection and Innovation, Division of Financial Institutions, or the DFPI, and, as a Federal Reserve member bank since 2012, the Federal Reserve Bank of San Francisco, or the FRB. Silvergate Bank’s deposits are insured up to legal limits by the Federal Deposit Insurance Corporation, or the FDIC.
In 2013, we began exploring the digital currency industry and have significantly expanded and reoriented our product and service menus since that time to support our growing digital currency initiative, including the implementation of deposit and cash management services for digital currency related businesses, domestically and internationally. Because of our focus on the digital currency industry in recent years and the unique value-add solutions and services we provide, we have experienced a significant increase in our noninterest bearing deposits which has allowed us to generate attractive returns on lower risk assets through increased investments in interest earning deposits in other banks and securities. Correspondingly, we have significantly de-emphasized our real estate lending and, currently, our lending activities are focused on digital currency collateralized loans or SEN Leverage, and mortgage warehouse loans. In fact, our SEN Leverage lending product, which was piloted during 2020, is now one of the Company’s core lending products. The growing acceptance and promise of our digital currency initiative led to our initial public offering in 2019 and our rapid growth in the fourth quarter of 2020 through 2021 was fueled by four capital raising transactions in 2021 resulting in aggregate net proceeds of $1.3 billion.
Financial information related to our operations is included in the notes to the Company’s Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2021, and any consolidated financial statements of the Company that we subsequently file with the SEC, which are incorporated by reference in this prospectus. A detailed discussion of our business is contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports.
Our principal executive office is located at 4250 Executive Square, Suite 300, La Jolla, California 92037 and our telephone number is (858) 362-6300. We maintain an Internet site at http://www.silvergate.com on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.
SUPERVISION AND REGULATION
We are a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended, or the BHC Act. We and Silvergate Bank are extensively regulated under federal and state laws. The regulation of bank holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us and Silvergate Bank, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Supervision and Regulation” and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our Annual Report on Form 10-K and any subsequent reports.
USE OF PROCEEDS
We will not receive any proceeds from the sales of our shares of Class A common stock sold by the selling stockholders.
DESCRIPTION OF OUR CAPITAL STOCK
This prospectus relates to the resale of up to 1,221,217 shares of our Class A common stock by the selling stockholders named in this prospectus. The following is a summary of the general terms of our Class A common stock and is qualified in its entirety by reference to our Articles of Incorporation, as amended, or Articles, and our Amended and Restated Bylaws, or Bylaws. Unless expressly stated otherwise, the following summary does not give effect to provisions of applicable statutory or common law.
General
We are authorized by our Articles to issue up to 150,000,000 shares of Class A common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. Our Articles generally permit the Board of Directors of the Company to increase or decrease the number of authorized shares of capital stock of any class or series without the approval of our stockholders. The authorized but unissued shares of our capital stock are available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
As of June 30, 2022, 31,640,967 shares of our Class A common stock were issued and outstanding and held by approximately 159 stockholders of record. As of such date, we had 1,133,588 shares available for issuance as share-based payment awards that may be granted under our stock plans.
As of such date, 200,000 shares of our preferred stock were issued and outstanding of which 200,000 are Series A Preferred Stock and the “stated amount” per share of the Series A Preferred Stock is $1,000.
We have issued depositary shares each representing a 1/40th ownership interest in a share of Series A Preferred Stock, which are evidenced by depositary receipts. We have deposited the underlying shares of the Series A Preferred Stock with the Depositary pursuant to the Series A Deposit Agreement. Subject to the terms of the Series A Deposit Agreement, each holder of a depositary share is entitled, through the Depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights)
Common Stock
Class A Common Stock
The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, and to applicable Maryland law, including the Maryland General Corporation Law, or the MGCL.
General
Voting.   Each holder of our Class A common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. The members of our board of directors are elected by a plurality of the votes cast. Our Articles expressly prohibit cumulative voting.

Dividends and Other Distributions.   Subject to certain regulatory restrictions discussed below and to the rights of holders of any preferred stock that we may issue, all shares of our Class A common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our Class A common stock would be entitled to share equally in all our remaining assets available for distribution to our stockholders after payment of creditors and subject to any prior distribution rights related to our preferred stock.
The Federal Reserve has established guidelines with respect to the maintenance of appropriate levels of capital by registered bank holding companies such as the Company. Compliance with such standards, as presently in effect, or as they may be amended from time to time, could possibly limit the amount of dividends that we may pay in the future. In 1985, the Federal Reserve issued a policy statement on the payment of cash dividends by bank holding companies. In the statement, the Federal Reserve expressed its view that a holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income, or which could only be funded in ways that weaken the holding company’s financial health, such as by borrowing. Our ability to pay dividends and make other distributions to our stockholders depends in part upon the receipt of dividends from Silvergate Bank and is limited by federal law. Silvergate Bank is a legal entity separate and distinct from the Company. As a depository institution, the deposits of Silvergate Bank are insured by the FDIC, which is Silvergate Bank’s primary federal regulator. Under certain circumstances the FDIC may determine that the payment of dividends or other distributions by a bank would be an unsafe or unsound practice and to prohibit that payment. The Federal Deposit Insurance Act, or the FDIA, and the FDIC regulations generally allow a bank to pay dividends on common stock only out of net income for the calendar year to date and retained earnings from the prior two calendar years. Additionally, the FDIA generally prohibits an insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its parent holding company if the depository institution would thereafter be undercapitalized. See Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Supervision and Regulation.”
Preemptive Rights.   Holders of our Class A common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.
Restrictions on Ownership.   The BHC Act generally permits a company to acquire control of the Company with the prior approval of the Federal Reserve. However, any such company is restricted to banking activities, other activities closely related to the banking business as determined by the Federal Reserve and, for some companies, certain other financial activities. The BHC Act defines control in general as ownership of 25% or more of any class of voting securities, the authority to appoint a majority of the board of directors or other exercise of a controlling influence. Federal Reserve regulations provide that ownership of 5% or less of a class of voting securities is not control. As a policy matter, if a company owns more than 7.5% of a class of voting securities, the Federal Reserve expects the company to consult with the agency and in some cases will require the company to enter into passivity or anti-association commitments. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company following the offering, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “SI.” The Transfer Agent for our Class A common stock is American Stock Transfer & Trust Company, LLC.
Business Combinations under Silvergate’s Articles and Maryland Law
Amendment of the Articles.   In general and except for increases or decreases to our authorized shares of Class A common stock and any class of capital stock, which may be approved by our board of directors without stockholder approval, our Articles may be amended upon the vote of holders of a majority of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class.
Restrictions on Business Combinations with Interested Stockholders.   Section 3-602 of the MGCL, as in effect on the date hereof, imposes conditions and restrictions on certain “business combinations”

(including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation’s stock, or an interested stockholder. Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After such five-year period, a business combination with an interested stockholder must be: (a) recommended by the corporation’s board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation’s outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s Class A common stockholders receive a “fair price” (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for his or her shares.
Control Share Acquisition Statute.   Under the MGCL’s control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33 1∕3% and 50% of the outstanding shares are denied unless conferred by a special stockholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s charter or bylaws permit the acquisition of such shares prior to the acquiring person’s acquisition thereof. Unless a corporation’s charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at “fair value” if the voting rights are not approved or if the acquiring person does not deliver a “control share acquisition statement” to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a stockholder’s meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than 50% of the outstanding stock, objecting stockholders may have their shares appraised and repurchased by the corporation for cash. Pursuant to the terms of our Bylaws, we have opted out from the operation of the control share acquisition law. As such, the above described control share acquisition statute will not be applicable to us and will not apply to shares of stock acquired by a stockholder subsequent to the adoption of the bylaw provision that opts-out of control share acquisition law.
Certain Provisions Potentially Having an Anti-Takeover Effect
Our Articles and Bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our Class A common stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our Class A common stock and the removal of our directors or management. These provisions:
•
empower our board of directors, without stockholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

•
empower our board of directors, without stockholder approval, to amend our Articles to increase or decrease our authorized shares of Class A common stock and any class of capital stock that we have the authority to issue;

•
eliminate cumulative voting in elections of directors;

•
permit our board of directors to alter, amend or repeal our Bylaws or to adopt new bylaws;

•
require the request of holders of at least one-fifth of the outstanding shares of our capital stock entitled to vote at a meeting to call a special stockholders’ meeting;

•
prohibit stockholder action by less than unanimous written consent, thereby requiring virtually all actions to be taken at a meeting of the stockholders;

•
require stockholders that wish to bring business before our annual meeting of stockholders or nominate candidates for election as directors at our annual meeting of stockholders to provide timely notice of their intent in writing; and

•
enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill vacancies created by such increase by a majority vote of the directors present at a meeting of directors.

Our Bylaws may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the established procedures for advance notice are not followed, or of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our stockholders.
Class B Common Stock
On June 10, 2022, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved an amendment to the Company’s Articles to cancel the Company’s Class B non-voting common stock and re-allocate such shares to the Company’s Class A common stock. On June 14, 2022, the authorized but unissued 25,000,000 shares of Class B non-voting common stock, $0.01 par value, were cancelled and re-allocated as Class A common stock, $0.01 par value. The reallocation of the shares of Class B non-voting common increased the total shares of Class A common stock outstanding by 25,000,000 shares.
Preferred Stock
Under our Articles, upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of Class A common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, holders of preferred stock adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. Our board of directors has not designated or established any series of preferred stock. The rights of any series of preferred stock may include, among others:
•
general or special voting rights;

•
preferential liquidation or preemptive rights;

•
preferential cumulative or noncumulative dividend rights;

•
redemption or put rights; and

•
conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
•
adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the Class A common stock or other series of preferred stock;

•
discourage an unsolicited proposal to acquire us; or

•
facilitate a business combination involving us.

The existence of shares of authorized undesignated preferred stock enables us to meet possible contingencies or opportunities in which the issuance of shares of preferred stock may be advisable, such as in the case of acquisition or financing transactions. Having shares of preferred stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of common stock.
Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Depositary Shares
We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 1,221,217 shares of our Class A common stock that may be offered and sold from time to time under this prospectus by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest, identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
The selling stockholders acquired the shares of Class A common stock offered hereby as consideration in connection with the Purchase Agreement. On January 31, 2022, we entered into the Registration Rights Agreement with the selling stockholders, pursuant to which we are obligated to prepare and file a registration statement to permit the resale of certain shares of Class A common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. Pursuant to the terms of the Registration Rights Agreement, the 1,221,217 shares of the Company’s Class A common stock issued to the selling stockholders pursuant to the Purchase Agreement are subject to a lock-up period restricting the sale of 50% of the shares until July 31, 2022 and the remaining 50% until January 31, 2023.
We have prepared the table below and the related notes based on information supplied to us by the selling stockholders and such information is as of July 26, 2022 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Class A common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Class A common stock, no estimate can be given as to the number of the shares of Class A common stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Class A common stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 31,640,967 shares of Class A common stock outstanding as of June 30, 2022.
	Shares of Class A Common Stock Owned Prior to the Offering(1)		Shares of Class A Common Stock Offered Hereby	Shares of Class A Common Stock Owned After Completion of the Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
A-1, Ltd(3)	6,528	*	6,528	—	—
a16z Libra Holdings, Inc.(4)	66,260	*	66,260	—	—
Blockchain Capital III Digital Liquid Venture Fund, LP(5)	13,056	*	13,056	—	—
Blockchain Capital IV, L.P.(6)	16,320	*	16,320	—	—
Blockchain Capital Parallel IV, LP(7)	3,264	*	3,264	—	—
Blockchain Capital V, L.(8)	32,641	*	32,641	—	—
Breakthrough Foundation(9)	65,281	*	65,281	—	—
Checkout Payments Group Ltd.(10)	39,821	*	39,821	—	—
Coinbase Global, Inc.	32,640	*	32,640	—	—
Diem Networks S.a.r.l(11)	27,716	*	27,716	—	—

	Shares of Class A Common Stock Owned Prior to the Offering(1)		Shares of Class A Common Stock Offered Hereby	Shares of Class A Common Stock Owned After Completion of the Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Diem Networks US Inc.(12)	76,218	*	76,218	—	—
Farfetch UK Limited	65,281	*	65,281	—	—
Iliad 6(13)	19,584	*	19,584	—	—
Kinder Investments Pte. Ltd.(14)	97,922	*	97,922	—	—
Lyft, Inc.	65,281	*	65,281	—	—
Meta Platforms, Inc.	97,269	*	97,269	—	—
Paradigm Fund LP(15)	13,056	*	13,056	—	—
PayU Fintech Investments B.V.(16)	84,865	*	84,865	—	—
Ribbit Capital V, L.P.(17)	65,281	*	65,281	—	—
Shopify Inc.	65,281	*	65,281	—	—
Slow Ventures IV, L.P.(18)	32,641	*	32,641	—	—
Spotify Themis AB	65,281	*	65,281	—	—
Thrive Capital Partners VI, L.P.(19)	12,805	*	12,805	—	—
Claremount VI Associates, L.P.(20)	251	*	251	—	—
Uber Technologies, Inc.	65,281	*	65,281	—	—
USV 2019, LP(21)	26,112	*	26,112	—	—
Xapo Holdings Limited(22)	65,281	*	65,281	—	—
All Selling Stockholders as a Group	1,221,217	3.86%	1,221,217	—	—

*
Less than 1%.

(1)
The amounts and percentages of Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest.

(2)
Assumes that the selling stockholders sell all of the shares of Class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our Class A common stock. The registration of the shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Class A common stock covered by this prospectus.

(3)
A-1, Ltd., an exempted limited liability company organized under the laws of the Cayman Islands, whose sole shareholder is Anchorage Intermediate, Inc., which in turn is wholly-owned by Anchor Labs, Inc. Each of Nathan McCauley and Diogo Monica, due to their roles at Anchor Labs, Inc., may be deemed to have voting and investment control over the subject shares of Class A common stock.

(4)
a16z Libra Holdings, Inc. is managed by AH Capital Management, L.L.C. Each of Marc Andreessen and Ben Horowitz due to their roles at AH Capital Management, L.L.C., may be deemed to have voting and investment control over the subject shares of Class A common stock.

(5)
Blockchain Capital III Digital Liquid Venture Fund, LP is a limited partnership managed by its general partner, BC III DLVF GP LLC. BC III DLVF GP LLC is managed by its general partner, Blockchain Capital LLC. Each of W. Brad Stephens and P. Bart Stephens due to their roles at Blockchain Capital LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(6)
Blockchain Capital IV, LP is a limited partnership managed by its general partner, Blockchain Capital

IV GP LLC. Blockchain Capital IV GP LLC is managed by its general partner, Blockchain Capital LLC. Each of W. Brad Stephens and P. Bart Stephens, due to their roles at Blockchain Capital LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.
(7)
Blockchain Capital Parallel IV, LP is a limited partnership managed by its general partner, BC IV GP LLC. BC IV GP LLC is managed by its general partner, Blockchain Capital LLC. Each of W. Brad Stephens and P. Bart Stephens, due to their roles at Blockchain Capital LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(8)
Blockchain Capital V, LP is a limited partnership managed by its general partner, BC V GP LLC. BC V GP LLC is managed by its general partner, Blockchain Capital LLC. Each of W. Brad Stephens and P. Bart Stephens, due to their roles at Blockchain Capital LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(9)
Breakthrough Foundation is a company limited by guarantee formed under the laws of England and Wales. Bruce Gripton, due to his role at Breakthrough Foundation, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(10)
Guillaume Pousaz, in his capacity as a controlling shareholder and member of the board of directors of Checkout Payments Group Ltd., may be deemed to have voting and investment control over the subject shares of Class A common stock.

(11)
Diem Networks S.a.r.l, a limited liability company, is a wholly-owned subsidiary of Diem LLC, which in turn is a wholly-owned subsidiary of Diem Networks II LLC, which in turn is a wholly-owned subsidiary of Libra Association. Each of Ian Jenkins, due to his roles at Diem LLC, Diem Networks II LLC and Libra Association, and PricewaterhouseCoopers AG, Zurich, as voluntary liquidator, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(12)
Diem Networks US Inc., a Delaware corporation, is a wholly-owned subsidiary of Diem US HoldCo Inc., which in turn is a wholly-owned subsidiary of Libra Association. Ian Jenkins, due to his roles at Diem Networks US Inc, Diem Networks US HoldCo Inc. and Libra Association, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(13)
Maxime Lombardini, in his capacity as President of Iliad 6, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(14)
Kinder Investments Pte. Ltd. is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd., which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. In such capacities, each of Tembusu Capital Pte. Ltd. and Temasek Holdings (Private) Limited may be deemed to have voting and investment control over the subject shares of Class A common stock held by Kinder Investments Pte. Ltd.

(15)
Paradigm Fund LP is a limited partnership managed by its general partner, Paradigm Fund GP LLC. Matt Huang and The Frederick Ernest Ehrsam III Living Trust are the managing members of Paradigm Fund GP LLC. Each of Matt Huang and The Frederick Ernest Ehrsam III Living Trust, in their capacities as the managing members of Paradigm Fund GP LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(16)
PayU Fintech Investments B.V., a Dutch private limited company, is a subsidiary of MIH Fintech Holdings B.V., which in turn is a subsidiary of MIH e-Commerce Holdings B.V., which in turn is a subsidiary of MIH Internet Holdings B.V., which is in turn a subsidiary of Prosus N.V., which is an indirect, majority-owned subsidiary of Naspers Ltd. PayU Fintech Investments B.V. is controlled by Prosus N.V. and Naspers Ltd., which share voting and dispositive control over the subject shares of Class A common stock.

(17)
Ribbit Capital V, L.P., an exempted limited partnership, is managed by its general partner, Ribbit Capital GP V, L.P. Ribbit Capital GP V, L.P. is managed by its general partner, Ribbit Capital GP V, Ltd. Meyer Malka is the director of Ribbit Capital GP V, Ltd. Meyer Malka, in his capacity as the director of Ribbit Capital GP V, Ltd., may be deemed to have voting and investment control over the subject shares of Class A common stock.

(18)
Slow Ventures IV, L.P., a Delaware limited partnership, is managed by its general partner, Slow Ventures GP IV, LLC, a Delaware limited liability company. Each of Kevin Colleran, Will Quist and Sam Lessin, serving as managers of Slow Ventures GP IV, LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(19)
Thrive Capital Partners VI, L.P., a Delaware limited partnership, is controlled by its general partner, Thrive Partners VI GP, LLC. Joshua Kushner is the managing member of Thrive Partners VI GP, LLC. Joshua Kushner, in his capacity as the managing member of Thrive Partners VI GP, LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(20)
Claremount VI Associates, L.P., a Delaware limited partnership, is controlled by its general partner, Thrive Partners VI GP, LLC. Joshua Kushner is the managing member of Thrive Partners VI GP, LLC. Joshua Kushner, in his capacity as the managing member of Thrive Partners VI GP, LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(21)
USV 2019, LP, a limited partnership, is managed by its general partner, USV 2019 GP, LLC. Fred Wilson, Albert Wenger, Andy Weissman, Rebecca Kaden, John Buttrick and Nick Grossman are the managing members of USV 2019 GP, LLC. Each of Fred Wilson, Albert Wenger, Andy Weissman, Rebecca Kaden, John Buttrick and Nick Grossman, in their capacities as managing members USV 2019 GP, LLC, may be deemed to have voting and investment control over the subject shares of Class A common stock.

(22)
Wenceslao Casares, due to his role at Xapo Holdings Limited, may be deemed to have voting and investment control over the subject shares of Class A common stock.

PLAN OF DISTRIBUTION
We are registering the shares of our Class A common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares of our Class A common stock from time to time after the date of this prospectus. We will not receive any proceeds from the sale of our Class A common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such Class A common stock.
The selling stockholders may sell all or a portion of the shares of Class A common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, without limitation, the following:
•
on any national securities exchange or over-the-counter market on which the shares of Class A common stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which a broker-dealer may attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•
through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
public or privately negotiated transactions;

•
in transactions otherwise than on such exchanges or in the over-the-counter market;

•
by entering into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions;

•
through the distribution-in-kind by any selling stockholder to its members, partners, stockholders or equity holders;

•
through a combination of any such methods; or

•
through any other method permitted under applicable law.

The selling stockholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, stockholders or equity holders are not affiliates of ours, such members, partners, stockholders or equity holders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are not aware of any agreement or understanding, directly or indirectly, between any selling stockholder and any person to distribute the shares of Class A common stock covered by this prospectus.
In connection with the sale of shares of our Class A common stock, or in the case of a selling stockholder who is an employee of the Company, our insider trading policy, the selling stockholders may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume, (ii) sell our shares of Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the shares Class A common stock to broker-dealers that in turn may sell these securities, and/or (iii) enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A common stock registered by this prospectus, which Class A common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the shares of Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents.
There can be no assurance that any selling stockholder will sell any or all of the Class A common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.
To the extent required, the number of shares of Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Class A common stock against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the terms of the Registration Rights Agreement, we will bear all expenses incident to our obligation to register the Class A common stock covered by this prospectus.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock offered by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. All of the foregoing may affect the marketability of the Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the Class A common stock.
Once sold under the registration statement of which this prospectus forms a part, the Class A common stock will be freely tradeable in the hands of persons other than our affiliates.
LEGAL MATTERS
The validity of the securities offered pursuant to this prospectus has been passed upon for us by Holland & Knight LLP, Washington, D.C. As of July 27, 2022, attorneys employed by that law firm beneficially owned approximately 3,760 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
***

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table itemizes the expenses we have incurred in connection with the offering of the securities being registered hereby. With the exception of the SEC registration fee, the amounts shown are estimates.
Registration Fee – Securities and Exchange Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . .		$9,668.99
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:
(1)
the act or omission of the director was material to the matter giving rise to such proceeding and

A.
was committed in bad faith or

B.
was the result of active and deliberate dishonesty;

(2)
the director actually received an improper personal benefit in money, property, or services; or

(3)
in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.
In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
The Maryland General Corporation Law also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:
(1)
a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Corporation has provided for indemnification of directors, officers, employees and agents in Article 9 of its Articles of Incorporation, as amended, or the Articles. This provision of the Articles reads as follows:
(A)
Personal Liability of Directors.   A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director’s liability for monetary damages may not be limited.

(B)
Indemnification.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under Maryland law.

(C)
Advancement of Expenses.   Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

(D)
Other Rights.   The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(E)
Insurance.   The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article 9.

(F)
Security Fund; Indemnity Agreements.   By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

(G)
Modification.   The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

(H)
Proceedings Initiated by Indemnified Persons.   Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its articles of incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:
(1)
the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)
a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Corporation has limited the liability of its directors and officers for money damages in Article 9 of the Articles as noted above.
As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.
Item 16.   Exhibits.
Exhibit No.	Description
2.1	Asset Purchase Agreement, dated January 31, 2022, by and among Silvergate Capital Corporation, Libra Association, Diem Networks US HoldCo, Inc., Diem Networks US, Inc., Diem Networks II LLC, Diem Networks LLC, and Diem LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2022)*
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2022)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2022).
3.3	Articles Supplementary of 5.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 4, 2021).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 2019 (File No. 333-228446)).
4.2	Deposit Agreement, dated August 4, 2021, by and among Silvergate Capital Corporation, American Stock Transfer and Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on August 4, 2021).
5.1	Opinion of Holland & Knight LLP (filed herewith)
10.1	Registration Rights Agreement, dated January 31, 2022, by and among Silvergate Capital Corporation and the Holders party thereto(incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2022)*

Exhibit No.	Description
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Calculation of Filing Fee Table (filed herewith)

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
N/A;

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) – (g)    N/A.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) – (k)    N/A.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on July 29, 2022.
SILVERGATE CAPITAL CORPORATION:
By:
/s/ Alan J. Lane

Alan J. Lane
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan J. Lane and John M. Bonino, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 29, 2022.
/s/ Alan J. Lane Alan J. Lane, President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Antonio Martino Antonio Martino, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Michael T. Lempres Michael T. Lempres, Chairman of the Board of Directors	/s/ Aanchal Gupta Aanchal Gupta, Director
/s/ Karen F. Brassfield Karen F. Brassfield, Director	/s/ Scott A. Reed Scott A. Reed, Director
/s/ Paul D. Colucci Paul D. Colucci, Director	/s/ Rebecca Rettig Rebecca Rettig, Director
/s/ Thomas C. Dircks Thomas C. Dircks, Director